Exhibit 99.1

20 February 2024 | NYSE: NXRT

EARNINGS SUPPLEMENT: FOURTH QUARTER & FULL YEAR 2023

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN THOMAS

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1

Cautionary Statement Regarding Forward-Looking Statements	3

Overview	4

Highlights of Fourth Quarter and FY 2023 Activity	5

Financial Summary	8

2024 Full Year Guidance Summary	9

Components of Net Asset Value	10

Consolidated Balance Sheets	11

Consolidated Statements of Operations	12

NOI and Same Store NOI	13

2022-2023 Same Store Results	15

2022-2023 Same Store Properties Operating Metrics	17

QoQ Same Store Properties Operating Metrics	18

2021-2023 Same Store Results	19

Q4 Same Store Results	22

FFO, Core FFO and AFFO	24

Historical Capital Expenditures	25

Value-Add Program Details	26

Outstanding Debt Details	29

Debt Maturity Schedule	32

Historical Acquisition Details	33

Historical Disposition Details	34

Definitions and Reconciliations of Non-GAAP Measures	35

 THE ADAIR APARTMENT HOMES: SANDY SPRINGS, GA

 REVAMPED FITNESS CENTER

 COMMUNITY GARDEN AMENITY AREA

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Thomas

IR@nexpoint.com

(214) 276-6300

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

NXRT Recaps Disposition Activity, Value-Add Results and Issues 2024 Full Year Guidance

Dallas, TX, February 20, 2024 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2023.

Highlights

●

NXRT[1] reported net income, FFO[2], Core FFO[2] and AFFO[2] of $44.3M, $71.4M, $73.5M and $84.4M, respectively, attributable to common stockholders for the year ended December 31, 2023, compared to net loss, FFO, Core FFO, and AFFO of $(9.3)M, $73.4M, $81.8M and $91.4M, respectively, attributable to common stockholders for the year ended December 31, 2022.

●

For the year ended December 31, 2023, 2022-2023 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 0.1%, 7.1% and 8.2%, respectively, and occupancy increased 60 bps over the prior year period.

●	During the year ended December 31, 2023, the Company completed the sales of Silverbrook and Timber Creek for a combined sales price of $119.0 million.

●

The weighted average effective monthly rent per unit across all 38 properties held as of December 31, 2023 (the “Portfolio”), consisting of 14,133 units[4], was $1,502, while physical occupancy was 94.7%.

●

NXRT paid a fourth quarter dividend of $0.46242 per share of common stock on December 29, 2023; this cash dividend represented a $0.04242 per share, or 10.1% increase, over the prior quarter’s dividend. Since inception, NXRT has increased the dividend per share by 124.5%.

●	During 2023, for the properties in the Portfolio, NXRT completed 2,073 full/partial upgrades and washer/dryer installation, achieving an average monthly rent premium of $190 and a 21.4% ROI[5].

●

Since inception, NXRT has completed installation of 8,534 full and partial upgrades, 4,761 kitchen and laundry appliances and 12,348 technology packages, resulting in $169, $49 and $43 average monthly rental increase per unit and 20.9%, 64.7% and 37.8% ROI, respectively.

●	During the year ended December 31, 2023, the Company paid down $50.5 million of principal on its corporate credit facility.

(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 33 properties encompassing 12,378 units of apartment space in our Same Store pool for the year ended December 31, 2023 (our “2022-2023” Same Store” properties). There are 35 properties encompassing 12,940 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2023 (our “Q4 Same Store” properties). The same store unit count excludes 44 units that are currently down due to fires (Rockledge: 20 units, Bella Solara: 8 units, Six Forks Station: 8 units, Versailles II: 7 units and Bloom: 1 unit).

(4)

Total number of units owned as of December 31, 2023 is 14,133, however 45 units are currently down due to fires and water damage (Rockledge: 20 units, Bella Solara: 8 units, Six Forks Station: 8 units, Versailles II: 7 units, Bloom: 1 unit and Old Farm: 1 unit).

(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Full Year 2023 Financial Results

●	Total revenues were $277.5 million for the full year 2023, compared to $264.0 million for the full year 2022.

●

Net income for the full year 2023 totaled $44.3 million, or income of $1.69 per diluted share, which included a gain on sales of real estate of $67.9 million and $95.2 million of depreciation and amortization expense. This compared to net loss of $(9.3) million, or loss of $(0.36) per diluted share, which included a gain on sales of real estate of $14.7 million and $97.6 million of depreciation and amortization expense for the full year 2022.

●

The change in our net income of $44.4 million for the year ended December 31, 2023 as compared to our net loss of $(9.3) million for the year ended December 31, 2022 primarily relates to increases in gains on sales of real estate and total revenues, partially offset by an increase in interest expense.

●	For the full year 2023, NOI was $167.4 million on 38 properties, compared to $157.4 million for the full year 2022 on 40 properties.

●	For the full year 2023, Same Store NOI increased 8.2% to $145.0 million, compared to $134.0 million for the full year 2022.

●

For the full year 2023, FFO totaled $71.4 million, or $2.72 per diluted share, compared to $73.4 million, or $2.81 per diluted share, for the full year 2022. For the full year 2023, Core FFO totaled $73.5 million, or $2.80 per diluted share, compared to $81.8 million, or $3.13 per diluted share, for the full year 2022. For the full year 2023, AFFO totaled $84.4 million, or $3.22 per diluted share, compared to $91.4 million, or $3.49 per diluted share, for the full year 2022.

Fourth Quarter 2023 Financial Results

●	Total revenues were $68.9 million for the fourth quarter of 2023, compared to $69.3 million for the fourth quarter of 2022.

●

Net income for the fourth quarter of 2023 totaled $18.4 million, or income of $0.70 per diluted share, which included $24.3 million of depreciation and amortization expense and $18.3 million of interest expense. This compared to net income of $3.8 million, or income of $0.15 per diluted share, for the fourth quarter of 2022, which included $23.2 million of depreciation and amortization expense and $15.8 million of interest expense.

●

The change in our net income of $18.4 million for the fourth quarter of 2023 as compared to our net income of $3.8 primarily relates to increases in gains on sales of real estate, partially offset by an increase in interest expense.

●	For the fourth quarter of 2023, NOI was $42.2 million on 38 properties, compared to $41.8 million for the fourth quarter of 2022 on 40 properties.

●	For the fourth quarter of 2023, Q4 Same Store NOI increased 4.5% to $39.1 million, compared to $37.4 million for the fourth quarter of 2022.

●

For the fourth quarter of 2023, FFO totaled $17.8 million, or $0.68 per diluted share, compared to $12.2 million, or $0.47 per diluted share, for the fourth quarter of 2022. For the fourth quarter of 2023, Core FFO totaled $17.4 million, or $0.66 per diluted share, compared to $19.5 million, or $0.75 per diluted share, for the fourth quarter of 2022. For the fourth quarter of 2023, AFFO totaled $20.1 million, or $0.77 per diluted share, compared to $22.0 million, or $0.84 per diluted share, for the fourth quarter of 2022.

Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 20, 2024, at 11:00 a.m. ET (10:00 a.m. CT), to discuss its full year and fourth quarter 2023 financial results. The conference call can be accessed live over the phone by dialing 888-660-4430 or, for international callers, +1 646-960-0537 and using passcode Conference ID: 5001576. A live audio webcast of the call will be available online at the Company’s website, nxrt.nexpoint.com (under “Resources”). An online replay will be available shortly after the call on the Company’s website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, March 5, 2024, by dialing 800- 770- 2030 or, for international callers, +1 647-362-9199 and entering passcode 5001576.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, pro-forma debt allocation and capital structure and related assumptions, including paydowns of property level debt in connection with dispositions and the paydown of the Company’s Corporate Credit Facility (as defined below) in Q1 2024 with the net proceeds from the sale of Old Farm, forecasted submarket deliveries, 2024 full year guidance and the related components and assumptions, including acquisitions and dispositions, shares outstanding, interest expense and the related components and same store growth projections, NXRT’s net asset value and the related components and assumptions, estimated value-add expenditures, estimated proceeds from dispositions, debt payments, dispositions, outstanding debt and shares outstanding, guidance for the first quarter 2024 and the related assumptions, planned value-add programs, including projected average rehab costs, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets, and expected acquisitions and dispositions, related timing, expected sales prices, estimated investment returns and net cash proceeds. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2023 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$31.08
Insider Ownership (2)	13.49%
2024 Q1 Dividend Per Share	$0.46242
Dividend Yield (1)	5.95%
Shares outstanding - basic (3)	25,654
Shares outstanding - diluted (3)	26,245

(1)	As of the close of market trading on February 16, 2024.
(2)	As of the close of market trading on December 29, 2023.
(3)	Weighted average for the year ended December 31, 2023.

Portfolio Composition by Market

Market	% of Units
Phoenix	14.2%
South Florida	13.9%
Dallas/Fort Worth	13.8%
Atlanta	12.0%
Nashville	9.5%
Orlando	8.3%
Las Vegas	8.2%
Houston	6.4%
Charlotte	5.2%
Raleigh	4.4%
Tampa	4.1%

Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Fourth Quarter and Full Year 2023 Activity

COMPLETED DISPOSITIONS

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds (1)

Silverbrook	Grand Prairie, TX	September 22, 2023	$70,000	34.0%	6.14x	$21,499

Timber Creek	Charlotte, NC	December 13, 2023	49,000	25.8%	4.45x	24,007

			$119,000			$45,506

(1)	Net Cash Proceeds includes sale prices less debt paydown and closing costs.

(*)	2023	2022	2021	2020	2019	2018	2017	2016	2015
Net income (loss)	$44,433	$(9,291)	$23,106	$44,150	$99,438	$(1,614)	$56,359	$25,888	$(10,992)

NOI GROWTH*

DIVIDEND GROWTH

SAME STORE GROWTH

2021 to 2023

				2023 vs 2021	2023 vs 2021
	FY 2023	FY 2022	FY 2021	$ Change	% Change
Same Store Ending Occupancy	94.7%	94.1%	94.3%		0.4%
Same Store Average Rent per Unit	$1,520	$1,520	$1,288	$232	18.0%

Same Store Revenues
Same Store Rental Income	$207,034	$193,060	$167,971	$39,063	23.3%
Same Store Other Income	5,278	5,017	5,033	245	4.9%

Total Same Store Revenues	$212,312	$198,077	$173,004	$39,308	22.7%

Total Same Store Operating Expenses	$82,607	$78,682	$70,862	$11,745	16.6%

Same Store Operating Income
Miscellaneous income	$886	$340	$321	565	176.0%

Total Same Store Operating Income	$886	$340	$321	$565	176.0%

2021-2023 Same Store NOI	$130,591	$119,735	$102,463	$28,128	27.5%

NXRT.NEXPOINT.COM	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

DISPOSITIONS IN PROCESS (1)

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds (2)
Old Farm	Houston, TX	Q1 2024 Expected	$103,000	21.9%	2.92x	$48,000
Radbourne Lake	Charlotte, NC	Q2 2024 Expected	39,250	19.2%	3.60x	18,100

			$142,250			$66,100

(1)

The Old Farm and Radbourne Lake assets are both under contract for sale with material earnest money deposits. We expect to execute on these dispositions in the first half of 2024. Investment returns are estimated above and subject to change until the sales are finalized.

(2)	Net Cash Proceeds includes sale prices less debt paydown and closing costs.

UPDATES TO CAPITAL STRUCTURE

Current Debt Allocation		Pro Forma Debt Allocation
As of:	12/31/2023	As of:	6/30/2024
Property Level Debt	1,551,235,411	Property Level Debt(2)	1,478,648,432
Corporate Facility	24,000,000	Corporate Facility(3)	—
Total Debt	1,575,235,411	Pro Forma Total Debt	1,478,648,432

Swapped to Fixed	1,167,500,000	Swapped to Fixed	1,067,500,000
Rate Capped Debt	359,610,432	Rate Capped Debt	280,623,432
Fixed Debt	33,817,000	Fixed Debt	33,817,000
Total Fixed	1,560,927,432	Total Fixed	1,381,940,432
% of Portfolio Fixed	99%	% of Portfolio Fixed	93%

(1)	Pro forma property level debt assumes the Old Farm and Radbourne Lake mortgage notes are retired at the sale of those assets, reducing property level debt by $72.9 million by June 30, 2024.
(2)	The Corporate Facility debt is expected to be retired using $24 million of net sales proceeds from the Old Farm sale, which is expected to close in the first quarter of 2024.

NXRT.NEXPOINT.COM	Page 6

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FORECASTED SUBMARKET DELIVERIES (1)

Market	Submarket (RealPage)	Property	NXRT Unit Exposure	2023 Q3 Inventory	Units Under Construction Completing in the Next Four Quarters	2023 Deliveries	2024 Deliveries	2025 Deliveries	2026 Deliveries	3-year Deliveries	3-year % Growth
ATL	Southeast Marietta	Rockledge	708	14,110	0	0	0	0	0	0	0.0%
ATL	Southeast Marietta	The Preserve at Terrell Mill	752	14,110	0	0	0	0	0	0	0.0%
ATL	Sandy Springs	The Adair	232	20,205	286	0	286	0	0	286	1.4%
CHA	Huntersville/Cornelius	The Verandas at Lake Norman	264	7,779	1,070	216	1,070	1,147	0	3,364	43.2%
CHA	Matthews/Southeast Charlotte	Creekside at Matthews	240	11,736	343	416	320	402	0	1,124	9.6%
CHA	North Charlotte	Radbourne Lake	225	18,992	3,885	1,624	4,385	1,249	462	7,345	38.7%
DFW	East Fort Worth	The Venue at 8651	333	13,057	0	0	0	0	0	0	0.0%
DFW	Far North Dallas	Versailles	388	29,558	897	0	897	0	0	897	3.0%
DFW	Far North Dallas	Versailles II	242	29,558	897	0	897	0	0	897	3.0%
DFW	Hurst/Euless/Bedford	Arbors on Forest Ridge	210	33,890	93	67	93	187	0	467	1.4%
DFW	Hurst/Euless/Bedford	Summers Landing	196	33,890	93	67	93	187	0	467	1.4%
DFW	Oak Lawn/Park Cities	Atera	380	20,594	152	117	152	856	503	2,367	11.5%
DFW	Richardson	Cutters Point	196	19,253	711	0	711	384	0	1,479	7.7%
HOU	Westchase	Old Farm	734	29,872	165	165	165	56	0	277	0.9%
HOU	Westchase	Stone Creek at Old Farm	190	29,872	165	165	165	56	0	277	0.9%
LSV	Northwest Las Vegas	Bella Solara	320	20,590	910	700	910	158	0	1,226	6.0%
LSV	Northwest Las Vegas	Bloom	528	20,590	910	700	910	158	0	1,226	6.0%
LSV	Southwest Las Vegas	Torreyana	316	19,531	2,028	937	2,083	426	0	2,935	15.0%
NASH	East Nashville	Residences at Glenview Reserve	360	14,177	706	419	674	651	0	1,976	13.9%
NASH	South Nashville	Arbors of Brentwood	346	17,102	623	840	623	116	0	855	5.0%
NASH	South Nashville	Brandywine	632	17,102	623	840	623	116	0	855	5.0%
ORL	East Orlando	The Cornerstone	430	21,867	725	307	590	279	0	1,148	5.2%
ORL	Northwest Orlando	Residences at West Place	342	16,988	659	319	296	820	0	1,936	11.4%
ORL	South Orange County	Sabal Palm at Lake Buena Vista	400	32,163	2,626	2,467	2,328	2,237	0	6,802	21.1%
PHX	Chandler	Fairways at San Marcos	352	25,503	1,175	881	979	415	0	1,809	7.1%
PHX	North Central Phoenix	Heritage	204	25,941	1,334	770	1,334	550	0	2,434	9.4%
PHX	North Central Phoenix	The Venue on Camelback	415	25,941	1,334	770	1,334	550	0	2,434	9.4%
PHX	Northeast Phoenix	Bella Vista	248	21,730	1,032	50	912	120	0	1,152	5.3%
PHX	South Tempe	Enclave	204	17,726	144	259	144	0	0	144	0.8%
PHX	Southwest Mesa	Madera Point	256	18,032	143	254	143	65	0	273	1.5%
PHX	West Phoenix	Estates on Maryland	330	15,570	0	0	0	0	0	0	0.0%
RDU	Far North Raleigh	Six Forks Station	323	12,224	983	1,414	948	0	0	948	7.8%
RDU	North Cary/Morrisville	High House at Cary	302	20,895	2,095	767	2,237	133	0	2,503	12.0%
SFL	Pembroke Pines/Miramar	Avant at Pembroke Pines	1,520	25,903	561	398	893	0	0	893	3.4%
SFL	West Palm Beach	Parc500	217	32,232	2,060	1,282	1,933	0	0	1,933	6.0%
SFL	West Palm Beach	Seasons 704	222	32,232	2,060	1,282	1,933	0	0	1,933	6.0%
TPA	Egypt Lake/Lowry Park	Courtney Cove	324	12,846	0	0	0	245	0	490	3.8%
TPA	Temple Terrace	The Summit at Sabal Park	252	16,002	0	0	0	0	0	0	0.0%
Totals/Averages		Total	14,133	606,068	25,406	14,669	25,106	10,496	965	47,063	7.8%

(1)	Source: 2023 RealPage, Inc.; Data as of January 2024.

NXRT.NEXPOINT.COM	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	FY 2023	FY 2022	FY 2021	Q4 2023	Q4 2022
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$884,000	$1,112,000	$2,138,000
Share Price (as of the last day of the period)	$34.43	$43.52	$83.83
Weighted average common shares outstanding - basic	25,654	25,610	25,170	25,674	25,549
Weighted average common shares outstanding - diluted	26,245	25,610	25,760	26,298	26,077

Earnings Profile
Total revenues	$277,526	$263,952	$219,240	$68,892	$69,349
Net income (loss) attributable to common stockholders	44,264	(9,260)	23,037	18,351	3,787
NOI (1)	167,404	157,424	128,647	42,162	41,777
Same Store NOI (2)	144,999	134,020		39,060	37,392
Same Store NOI Growth (%) (2)	8.2%			4.5%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$1.69	$(0.36)	$0.89	$0.70	$0.15
FFO (1)	$2.72	$2.81	$2.47	$0.68	$0.47
Core FFO (1)	$2.80	$3.13	$2.43	$0.66	$0.75
AFFO (1)	$3.22	$3.49	$2.76	$0.77	$0.84
Dividends declared per common share	$1.722	$1.56	$1.404	$0.462	$0.42
Net Income (Loss) Coverage	0.98x	-0.23x	0.63x	1.51x	0.36x
FFO Coverage (3)	1.58x	1.80x	1.76x	1.46x	1.12x
Core FFO Coverage (3)	1.63x	2.01x	1.73x	1.43x	1.78x
AFFO Coverage (3)	1.87x	2.24x	1.96x	1.66x	2.01x

Portfolio
Total Properties	38	40	39
Total Units (4)	14,133	15,127	14,825
Occupancy	94.7%	94.1%	94.3%
Average Effective Monthly Rent per Unit	$1,502	$1,480	$1,261

Same Store Portfolio Metrics (2)
Total Same Store Properties	33	33		35	35
Total Same Store Units	12,378	12,341		12,940	12,903
Occupancy	94.7%	94.1%		94.7%	94.1%
Average Effective Monthly Rent per Unit	$1,509	$1,508		$1,516	$1,513

Value-Add Program
Completed Full/Partial Interior Rehab Units	2,073	2,409	1,264	198	579
Cumulative Completed Rehab Units (5)	8,534
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$169
ROI on Post-Rehab Units	20.9%

Outstanding Debt Summary
Total Mortgage Debt	$1,551,236	$1,607,028	$1,281,146
Credit Facilities	24,000	74,500	280,000

Total Debt Outstanding	$1,575,236	$1,681,528	$1,561,146

Leverage Ratio (Total Debt to Market Capitalization plus Total Debt)	64%	60%	42%
Leverage Ratio (Net Debt to Enterprise Value) (6)	64%	60%	41%

(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. Full year results are shown for the 2022-2023 Same Store properties; Q4 results are shown for the Q4 Same Store properties. For additional information regarding our Q4 and 2022-2023 Same Store properties, see the “Q4 Same Store Results” and “2022-2023 Same Store Results” section of this release.

(3)

Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period. The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.

(4)	Total units owned is 14,133, however 45 units are currently down due to fires and water damage.
(5)	Inclusive of all full and partial interior upgrades completed through December 31, 2023. Cumulative results exclude rehabs completed for properties sold through December 31, 2023.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

NXRT.NEXPOINT.COM	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2024 Full Year Guidance Summary

NXRT is providing initial 2024 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI, interest expense and its related components and Acquisitions and Dispositions as follows (dollars in millions, except per share amounts):

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Earnings per diluted share (2)	$0.59	$0.72	$0.85
Core FFO per diluted share (2) (3)	$2.60	$2.72	$2.85

Same Store Growth: (4)
Rental Income	1.4%	2.3%	3.2%
Total Revenue	1.1%	2.0%	2.9%
Total Expenses (5)	6.0%	5.1%	4.3%
Same Store NOI (3)	-2.0%	0.0%	2.0%

Components to Interest Expense:
Interest Expense on Mortgage Debt	$(98.9)	$(99.8)	$(100.7)
Interest Expense on Revolver	(1.1)	(1.1)	(1.1)
Deferred Financing Cost & Discount Amortization	(2.4)	(2.4)	(2.4)
Interest Rate Swap Settlement	45.0	45.7	46.3
Mark to Market – Fair Value of Rate Caps	0.2	0.5	0.9

Total Interest Expense	$(57.2)	$(57.1)	$(57.0)

Other Considerations: (5)
Acquisitions	$—	$100.0	$200.0
Dispositions	$150.0	$225.0	$300.0

(1)

Full Year 2024 guidance forecast includes Same Store growth projections presented above, which takes into effect the sale of the held for sale properties of Old Farm, Stone Creek at Old Farm and Radbourne Lake, thereby removing those assets from the Full Year 2024 Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2024 is approximately 25.6 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2024 Same Store NOI and Core FFO guidance to net income guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2024 pro forma Same Store pool (35 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the earnings per share and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2024 financial and earnings guidance is included in the following sections of this release.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET	NAV SUMMARY

Property	NOI	Cap Rate Range (1)		Value Range (2)		Component	Min	Max
Market	Contribution	Min	Max	Min	Max	Tangible Assets

Texas						Real Estate (2)	$ 2,556,591	$ 2,903,972
Dallas/Fort Worth	10.8%	5.5%	6.0%	$277,130	$314,785	Cash	12,367
Houston	1.0%	5.5%	6.0%	$25,002	$28,399	Restricted Cash - Renovation Reserves (4)	2,929
						Renovation Expenditures (4)	(2,929)
North Carolina						Cash Adjustments (5)	(292)
Raleigh	4.2%	5.5%	6.0%	107,558	122,173	Fair Market Value of Interest Rate Swaps	71,028
Charlotte	3.8%	5.5%	6.0%	96,899	110,065	Other Assets	53,221
						Old Farm & Radbourne Lake Gross Sales Proceeds (6)	142,250

						Value of Assets	$ 2,835,165	$ 3,182,546

Georgia
Atlanta	12.1%	5.5%	6.0%	309,952	352,067	Tangible Liabilities
						Credit Facility (7)	$24,000
Tennessee						Mortgage Debt	1,551,236
Nashville	9.5%	5.5%	6.0%	242,166	275,071	Total Outstanding Debt	1,575,236
						Forward 12-month Principal Payments (5)	(292)
Florida						Total Outstanding Debt (FY 2024 Est.)	1,574,944
Orlando	8.8%	5.5%	6.0%	225,056	255,636	Other Tangible Liabilities (at Book)	42,701

Tampa	3.8%	5.5%	6.0%	95,952	108,990	Value of Liabilities	$1,617,645

South Florida	20.2%	5.5%	6.0%	517,553	587,876	Net Leverage (mid-point)	54%

						Net Asset Value	$ 1,217,520	$ 1,564,901

Nevada						Shares outstanding - diluted (FY 2024 Est.)	25,559

Las Vegas	8.5%	5.5%	6.0%	217,453	247,000	Est. NAV / Share	$ 47.64	$ 61.23

						NAV / Share (mid-point)	$54.43
Arizona
Phoenix	17.3%	5.5%	6.0%	441,870	501,910

Total / Ave	100.0%	5.5%	6.0%	$2,556,591	$2,903,972

NOI ESTIMATE	IMPLIED VALUATION METRICS

4Q 2023 NOI Actual	42,162			Min	Max

FY 2023 NOI Actual	167,404		Implied Real Estate Value	$2,556,591	$2,903,972

			No. of Units (December 31, 2023) (2)	14,133

	Low	High	Implied Value/Apartment Unit	$ 180.9	$ 205.5

Estimated 1Q 2024 NOI Guidance (3)	39,920	40,802	Implied Value/Apartment Unit (mid-point)	$193.2

2024 NOI Guidance (3)	$ 153,395	$ 159,718

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (38 properties at December 31, 2023).
(3)

The Company anticipates net income will be in the range between approximately $15.2 million and $21.8 million for the full year 2024 and between $21.8 million and $23.1 million for the first quarter of 2024. FY 2024 NOI Guidance considers the forecasted dispositions of Old Farm and Radbourne Lake, and considers a commensurate volume of capital recycling.

(4)	Includes approximately $2.9 million that is held for value-add upgrades; reduced by $2.9 million for estimated 2024 rehab expenditures.
(5)	Includes approximately $0.3 million in forward 12-month principal payments.
(6)	Old Farm and Radbourne Lake are under binding sales contracts and expected to close in the first half of the year.
(7)	Includes outstanding balance as of December 31, 2023.

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Operating Real Estate Investments
Land	$359,819	$378,438
Buildings and improvements	1,719,864	1,760,782
Construction in progress	8,322	10,622
Furniture, fixtures, and equipment	180,435	152,529

Total Gross Operating Real Estate Investments	2,268,440	2,302,371
Accumulated depreciation and amortization	(411,087)	(349,276)

Total Net Operating Real Estate Investments	1,857,353	1,953,095
Real estate held for sale, net of accumulated depreciation of $31,871 and $22,017, respectively	110,747	89,457

Total Net Real Estate Investments	1,968,100	2,042,552
Cash and cash equivalents	12,367	16,762
Restricted cash	32,912	35,037
Accounts receivable, net	14,598	17,121
Prepaid and other assets	8,640	10,425
Fair market value of interest rate swaps	71,028	103,440

TOTAL ASSETS	$2,107,645	$2,225,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages payable, net	$1,453,787	$1,526,828
Mortgages payable held for sale, net	88,044	68,016
Credit facility, net	23,243	72,644
Accounts payable and other accrued liabilities	17,140	12,325
Accrued real estate taxes payable	11,230	7,232
Accrued interest payable	9,399	7,946
Security deposit liability	3,159	3,200
Prepaid rents	1,773	1,849

Total Liabilities	$1,607,775	$1,700,040

Redeemable noncontrolling interests in the Operating Partnership	5,246	5,631

Stockholders’ Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,674,313 and 25,549,319 shares issued and outstanding, respectively	256	255
Additional paid-in capital	413,010	405,376
Accumulated earnings less dividends	11,493	11,880
Accumulated other comprehensive income	69,865	102,155

Total Stockholders’ Equity	494,624	519,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,107,645	$2,225,337

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2023	2022	2021
Revenues
Rental income	$270,078	$257,855	$213,505
Other income	7,448	6,097	5,735

Total revenues	277,526	263,952	219,240

Expenses
Property operating expenses	57,838	58,151	47,739
Real estate taxes and insurance	36,847	37,433	33,152
Property management fees (1)	8,069	7,636	6,334
Advisory and administrative fees (2)	7,645	7,547	7,631
Corporate general and administrative expenses	17,146	14,670	11,966
Property general and administrative expenses	9,543	9,298	7,332
Depreciation and amortization	95,186	97,648	86,878

Total expenses	232,274	232,383	201,032

Operating income before gain on sales of real estate	45,252	31,569	18,208
Gain on sales of real estate	67,926	14,684	46,214

Operating income	113,178	46,253	64,422
Interest expense	(67,106)	(50,587)	(44,623)
Loss on extinguishment of debt and modification costs	(2,409)	(8,734)	(912)
Casualty gain (loss)	(856)	2,506	2,595
Gain on forfeited deposits	250	—	—
Equity in earnings of affiliate	205	—	—
Miscellaneous income	1,171	1,271	1,624

Net income (loss)	44,433	(9,291)	23,106
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	169	(31)	69

Net income (loss) attributable to common stockholders	$44,264	$(9,260)	$23,037

Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(32,413)	99,915	47,073

Total comprehensive income	12,020	90,624	70,179
Comprehensive income attributable to redeemable noncontrolling interests in the Operating Partnership	46	307	210

Comprehensive income attributable to common stockholders	$11,974	$90,317	$69,969

Weighted average common shares outstanding - basic	25,654	25,610	25,170

Weighted average common shares outstanding - diluted	26,245	25,610	25,760

Earnings (loss) per share - basic	$1.73	$(0.36)	$0.92

Earnings (loss) per share - diluted	$1.69	$(0.36)	$0.89

(1)	Fees incurred to an unaffiliated third party that is an affiliate of a noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our 2022-2023 and our Q4 Same Store NOI for the years and three months ended December 31, 2023 and 2022 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,		For the Three Months Ended December 31,
		2023	2022	2023	2022

Net income (loss)		$44,433	$(9,291)	$18,421	$3,802
Adjustments to reconcile net income (loss) to NOI
Advisory and administrative fees		7,645	7,547	1,863	1,932
Corporate general and administrative expenses		16,663	14,670	3,920	3,554
Casualty-related expenses/(recoveries)	(1)	(2,214)	1,119	(882)	456
Casualty losses (gains)		856	(2,506)	(124)	(2,149)
Gain on forfeited deposits		(250)	—	—	—
Property general and administrative expenses	(2)	3,701	3,600	1,005	1,191
Depreciation and amortization		95,186	97,648	24,251	23,158
Interest expense		67,106	50,587	18,256	15,783
Equity in earnings of affiliate		(205)	—	(28)	—
Loss on extinguishment of debt and modification costs		2,409	8,734	316	8,734
Gain on sales of real estate		(67,926)	(14,684)	(24,836)	(14,684)

NOI		$167,404	$157,424	$42,162	$41,777

Less Non-Same Store
Revenues		(41,581)	(44,017)	(6,071)	(9,298)
Operating expenses		19,327	21,101	2,974	5,073
Operating income		(151)	(488)	(5)	(160)

Same Store NOI		$144,999	$134,020	$39,060	$37,392

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2021-2023 Same Store NOI for the years ended December 31, 2023, 2022 and 2021 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2023	2022	2021

Net income (loss)		$44,433	$(9,291)	$23,106
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,645	7,547	7,631
Corporate general and administrative expenses		16,663	14,670	11,966
Casualty-related expenses/(recoveries)	(1)	(2,214)	1,119	(199)
Casualty losses (gains)		856	(2,506)	(2,595)
Gain on forfeited deposits		(250)	—	—
Property general and administrative expenses	(2)	3,701	3,600	2,539
Depreciation and amortization		95,186	97,648	86,878
Interest expense		67,106	50,587	44,623
Equity in earnings of affiliate		(205)	—	—
Loss on extinguishment of debt and modification costs		2,409	8,734	912
Gain on sales of real estate		(67,926)	(14,684)	(46,214)

NOI		$167,404	$157,424	$128,647

Less Non-Same Store
Revenues		(64,731)	(65,875)	(46,236)
Operating expenses		28,203	29,116	21,355
Operating income		(285)	(930)	(1,303)

Same Store NOI		$130,591	$119,735	$102,463

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022-2023 Same Store Results of Operations for the Years Ended December 31, 2023 and 2022

There are 33 properties encompassing 12,378 units of apartment space, or approximately 88% of our Portfolio, in our 2022-2023 Same Store properties. Our 2022-2023 Same Store properties exclude the following 5 properties in our Portfolio as of December 31, 2023: Old Farm, Stone Creek at Old Farm, Radbourne Lake, The Adair, and Estates on Maryland as well as the 44 units mentioned on page 1 that are currently down.

As of December 31, 2023, our 2022-2023 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $1,509, a year-over-year increase of 60 bps and an increase of $1, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2023 and 2022 for our 2022-2023 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2023	2022	$ Change	% Change
Revenues
Same Store
Rental income	$229,801	$214,664	$15,137	7.1%
Other income	5,661	5,271	390	7.4%

Same Store revenues	235,462	219,935	15,527	7.1%
Non-Same Store
Rental income	40,277	43,191	(2,914)	-6.7%
Other income	1,304	826	478	57.9%

Non-Same Store revenues	41,581	44,017	(2,436)	-5.5%

Total revenues	277,043	263,952	13,091	5.0%

Operating expenses
Same Store
Property operating expenses (1)	49,221	46,389	2,832	6.1%
Real estate taxes and insurance	30,740	29,443	1,297	4.4%
Property management fees (2)	6,820	6,333	487	7.7%
Property general and administrative expenses (3)	4,702	4,533	169	3.7%

Same Store operating expenses	91,483	86,698	4,785	5.5%
Non-Same Store
Property operating expenses (4)	10,831	10,643	188	1.8%
Real estate taxes and insurance	6,107	7,990	(1,883)	-23.6%
Property management fees (2)	1,249	1,303	(54)	-4.1%
Property general and administrative expenses (5)	1,140	1,165	(25)	-2.1%

Non-Same Store operating expenses	19,327	21,101	(1,774)	-8.4%

Total operating expenses	110,810	107,799	3,011	2.8%

Operating income
Same Store
Miscellaneous income	1,020	783	237	30.3%
Non-Same Store
Miscellaneous income	151	488	(337)	N/M

Total operating income	1,171	1,271	(100)	-7.9%

NOI
Same Store	144,999	134,020	10,979	8.2%
Non-Same Store	22,405	23,404	(999)	-4.3%

Total NOI (6)	$167,404	$157,424	$9,980	6.3%

(1)	For the years ended December 31, 2023 and 2022, excludes approximately $2,268,000 and $614,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of a noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the years ended December 31, 2023 and 2022, excludes approximately $2,909,000 and $2,914,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2023 and 2022, excludes approximately $54,000 and $(2,136,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2023 and 2022, excludes approximately $792,000 and $686,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our 2022-2023 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2023 and 2022 (dollars in thousands, except for per unit data):

	FY 2023	FY 2022	% Change
Same Store Total Units	12,378	12,341
Same Store Occupied Units	11,721	11,619
Same Store Ending Occupancy	94.7%	94.1%	0.6%
Same Store Average Rent per Unit	$1,509	$1,508	0.1%

Same Store Revenues
Same Store Rental Income	$229,801	$214,664	7.1%
Same Store Other Income	5,661	5,271	7.4%

Total Same Store Revenues	235,462	219,935	7.1%

Same Store Operating Expenses
Payroll	19,061	18,077	5.4%
Repairs & Maintenance	19,704	18,359	7.3%
Utilities	10,456	9,953	5.1%
Real Estate Taxes	25,249	24,225	4.2%
Insurance	5,491	5,218	5.2%
Property Management Fees	6,820	6,333	7.7%
Office Operations	3,363	3,202	5.0%
Marketing	1,339	1,331	0.6%

Total Same Store Operating Expenses	91,483	86,698	5.5%

Same Store Operating Income
Miscellaneous income	1,020	783	30.3%

Total Same Store Operating Income	1,020	783	30.3%

2022-2023 Same Store NOI	$144,999	$134,020	8.2%

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022-2023 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	2023	2022	% Change	2023	2022	bps Δ	2023	2022	% Change
Texas
Dallas	1,742	$1,270	$1,261	0.7%	93.1%	95.0%	-190	$28,193	$26,138	7.9%
Average/Total	1,742	1,270	1,261	0.7%	93.1%	95.0%	-190	28,193	26,138	7.9%

North Carolina
Charlotte	324	1,327	1,395	-4.9%	95.4%	94.4%	100	5,395	4,919	9.7%
Average/Total	324	1,327	1,395	-4.9%	95.4%	94.4%	100	5,395	4,919	9.7%

Georgia
Atlanta	1,440	1,407	1,449	-2.9%	96.1%	93.8%	230	23,963	23,438	2.2%
Average/Total	1,440	1,407	1,449	-2.9%	96.1%	93.8%	230	23,963	23,438	2.2%

Tennessee
Nashville	1,338	1,315	1,312	0.2%	93.7%	94.9%	-120	22,243	21,033	5.8%
Average/Total	1,338	1,315	1,312	0.2%	93.7%	94.9%	-120	22,243	21,033	5.8%

Florida
Orlando	1,172	1,583	1,568	1.0%	94.4%	92.7%	170	22,167	20,119	10.2%
Tampa	448	1,452	1,461	-0.6%	94.6%	93.8%	80	8,052	7,479	7.7%
South Florida	1,959	2,087	1,997	4.5%	95.4%	95.0%	40	49,431	44,421	11.3%
Average/Total	3,579	1,842	1,789	3.0%	95.0%	94.1%	90	79,650	72,019	10.6%

Arizona
Phoenix	2,800	1,457	1,458	-0.1%	95.1%	94.7%	40	51,450	48,581	5.9%
Average/Total	2,800	1,457	1,458	-0.1%	95.1%	94.7%	40	51,450	48,581	5.9%

Nevada
Las Vegas	1,155	1,354	1,455	-6.9%	94.5%	91.1%	340	18,907	18,536	2.0%
Average/Total	1,155	1,354	1,455	-6.9%	94.5%	91.1%	340	18,907	18,536	2.0%

Average/Total	12,378	$1,509	$1,508	0.1%	94.7%	94.1%	60	$229,801	$214,664	7.1%

(1)	This table only includes the 33 properties in our 2022-2023 Same Store pool.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q4 2023	Q3 2023	% Change	Q4 2023	Q3 2023	bps Δ	Q4 2023	Q3 2023	% Change
Texas
Dallas	1,938	$1,287	$1,291	-0.3%	93.1%	94.6%	-150	$7,912	$7,941	-0.4%
Average/Total	1,938	1,287	1,291	-0.3%	93.1%	94.6%	-150	7,912	7,941	-0.4%

North Carolina
Charlotte	504	1,391	1,406	-1.1%	95.8%	93.5%	230	2,291	2,179	5.1%
Raleigh Durham	617	1,436	1,474	-2.6%	93.7%	92.9%	80	2,708	2,577	5.1%
Average/Total	1,121	1,416	1,443	-1.9%	94.6%	93.1%	150	4,999	4,756	5.1%

Georgia
Atlanta	1,672	1,485	1,517	-2.1%	96.2%	92.0%	420	7,604	7,297	4.2%
Average/Total	1,672	1,485	1,517	-2.1%	96.2%	92.0%	420	7,604	7,297	4.2%

Tennessee
Nashville	1,338	1,315	1,312	0.2%	93.7%	94.6%	-90	5,560	5,548	0.2%
Average/Total	1,338	1,315	1,312	0.2%	93.7%	94.6%	-90	5,560	5,548	0.2%

Florida
Orlando	1,172	1,583	1,588	-0.3%	94.4%	92.7%	170	5,551	5,535	0.3%
Tampa	576	1,385	1,433	-3.3%	95.3%	92.5%	280	2,486	2,407	3.3%
South Florida	1,959	2,087	2,095	-0.4%	95.4%	95.5%	-10	12,502	12,556	-0.4%
Average/Total	3,707	1,819	1,832	-0.7%	95.1%	94.2%	90	20,539	20,498	0.2%

Arizona
Phoenix	2,009	1,477	1,487	-0.7%	95.3%	95.0%	30	9,521	9,663	-1.5%
Average/Total	2,009	1,477	1,487	-0.7%	95.3%	95.0%	30	9,521	9,663	-1.5%

Nevada
Las Vegas	1,155	1,354	1,368	-1.0%	94.5%	93.2%	130	4,948	4,570	8.3%
Average/Total	1,155	1,354	1,368	-1.0%	94.5%	93.2%	130	4,948	4,570	8.3%

Average/Total	12,940	$1,516	$1,529	-0.9%	94.7%	93.9%	80	$61,083	$60,273	1.3%

(1)	This table only includes the 35 properties in our Q4 Same Store pool.

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2021-2023 Same Store Results of Operations for the Years Ended December 31, 2023, 2022 and 2021

There are 28 properties encompassing 11,061 units of apartment space, or approximately 78% of our Portfolio, in our same store pool for the years ended December 31, 2023, 2022 and 2021 (our “2021-2023 Same Store” properties). Our 2021-2023 Same Store properties exclude the following 10 properties in our Portfolio as of December 31, 2023: Old Farm, Stone Creek at Old Farm, Radbourne Lake, Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland as well as the 36 units mentioned on page 1 that are currently down.

As of December 31, 2023, our 2021-2023 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $1,520. As of December 31, 2022, our 2021-2023 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,520. As of December 31, 2021, our 2021-2023 Same Store properties were approximately 94.3% leased with a weighted average monthly effective rent per occupied apartment unit of $1,288.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2023, 2022 and 2021 for our 2021-2023 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,			2023 compared to 2022		2022 compared to 2021
	2023	2022	2021	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$207,034	$193,060	$167,971	$13,974	7.2%	$25,089	14.9%
Other income	5,278	5,017	5,033	261	5.2%	(16)	-0.3%

Same Store revenues	212,312	198,077	173,004	14,235	7.2%	25,073	14.5%
Non-Same Store
Rental income	63,044	64,795	45,534	(1,751)	-2.7%	19,261	42.3%
Other income	1,687	1,080	702	607	56.2%	378	53.8%

Non-Same Store revenues	64,731	65,875	46,236	(1,144)	-1.7%	19,639	42.5%

Total revenues	277,043	263,952	219,240	13,091	5.0%	44,712	20.4%

Operating expenses
Same Store
Property operating expenses (1)	44,358	42,015	36,848	2,343	5.6%	5,167	14.0%
Real estate taxes and insurance	27,941	26,945	25,505	996	3.7%	1,440	5.6%
Property management fees (2)	6,151	5,705	4,946	446	7.8%	759	15.3%
Property general and administrative expenses (3)	4,157	4,017	3,563	140	3.5%	454	12.7%

Same Store operating expenses	82,607	78,682	70,862	3,925	5.0%	7,820	11.0%
Non-Same Store
Property operating expenses (4)	15,694	15,017	11,090	677	4.5%	3,927	35.4%
Real estate taxes and insurance	8,906	10,488	7,647	(1,582)	-15.1%	2,841	37.2%
Property management fees (2)	1,918	1,931	1,388	(13)	-0.7%	543	39.1%
Property general and administrative expenses (5)	1,685	1,680	1,230	5	0.3%	450	36.6%

Non-Same Store operating expenses	28,203	29,116	21,355	(913)	-3.1%	7,761	36.3%

Total operating expenses	110,810	107,798	92,217	3,012	2.8%	15,581	16.9%

Operating income
Same Store
Miscellaneous income	886	340	322	546	N/M	18	5.6%
Non-Same Store
Miscellaneous income	284	931	1,303	(647)	N/M	(372)	-28.5%

Total operating income	1,170	1,271	1,625	(101)	-7.9%	(354)	-21.8%

NOI
Same Store	130,591	119,735	102,463	10,856	9.1%	17,272	16.9%
Non-Same Store	36,813	37,689	26,184	(876)	-2.3%	11,505	43.9%

Total NOI (6)	$167,404	$157,424	$128,647	$9,980	6.3%	$28,777	22.4%

(1)	For the years ended December 31, 2023, 2022 and 2021, excludes approximately $(2,008,000), $(2,096,000) and $142,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of a noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2023, 2022 and 2021, excludes approximately $2,619,000, $2,638,000 and $1,696,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2023, 2022 and 2021, excludes approximately $(206,000), $3,215,000 and $(341,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the years ended December 31, 2023, 2022 and 2021, excludes approximately $1,082,000, $963,000 and $843,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our 2021-2023 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2023, 2022 and 2021 (dollars in thousands, except for per unit data):

	FY 2023	FY 2022	FY 2021	2023 vs 2022 % Change	2022 vs 2021 % Change
Same Store Total Units	11,061	11,023	11,082
Same Store Occupied Units	10,476	10,373	10,445
Same Store Ending Occupancy	94.7%	94.1%	94.3%	0.6%	-0.2%
Same Store Average Rent per Unit	$1,520	$1,520	$1,288	0.0%	18.0%

Same Store Revenues
Same Store Rental Income	$207,034	$193,060	$167,971	7.2%	14.9%
Same Store Other Income	5,278	5,017	5,033	5.2%	-0.3%

Total Same Store Revenues	212,312	198,077	173,004	7.2%	14.5%

Same Store Operating Expenses
Payroll	17,091	16,120	14,766	6.0%	9.2%
Repairs & Maintenance	17,925	16,990	14,128	5.5%	20.3%
Utilities	9,342	8,901	7,954	5.0%	11.9%
Real Estate Taxes	23,214	22,374	21,411	3.8%	4.5%
Insurance	4,727	4,572	4,094	3.4%	11.7%
Property Management Fees	6,151	5,705	4,946	7.8%	15.3%
Office Operations	3,008	2,860	2,434	5.2%	17.5%
Marketing	1,149	1,160	1,129	-0.9%	2.7%

Total Same Store Operating Expenses	82,607	78,682	70,862	5.0%	11.0%

Same Store Operating Income
Miscellaneous income	886	340	321	160.6%	5.9%

Total Same Store Operating Income	886	340	321	160.6%	5.9%

2021-2023 Same Store NOI	$130,591	$119,735	$102,463	9.1%	16.9%

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2023 and 2022

There are 35 properties encompassing 12,940 units of apartment space, or approximately 92% of our Portfolio, in our same store pool for the three months ended December 31, 2023 and 2022 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following 3 properties in our Portfolio as of December 31, 2023: Old Farm, Stone Creek at Old Farm and Radbourne Lake as well as the 44 units mentioned on page 1 that are currently down.

As of December 31, 2023, our Q4 Same Store properties were approximately 94.7% leased with a weighted average monthly effective rent per occupied apartment unit of $1,516, a year-over-year increase of 60 bps and an increase of $3, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2023 and 2022 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2023	2022	$ Change	% Change
Revenues
Same Store
Rental income	$61,083	$58,830	$2,253	3.8%
Other income	1,409	1,221	188	15.4%

Same Store revenues	62,492	60,051	2,441	4.1%
Non-Same Store
Rental income	5,778	9,076	(3,298)	-36.3%
Other income	293	222	71	32.0%

Non-Same Store revenues	6,071	9,298	(3,227)	-34.7%

Total revenues	68,563	69,349	(786)	-1.1%

Operating expenses
Same Store
Property operating expenses (1)	12,911	12,610	301	2.4%
Real estate taxes and insurance	7,761	7,658	103	1.3%
Property management fees (2)	1,813	1,729	84	4.9%
Property general and administrative expenses (3)	1,233	1,247	(14)	-1.1%

Same Store operating expenses	23,718	23,244	474	2.0%
Non-Same Store
Property operating expenses (4)	1,729	2,416	(687)	-28.4%
Real estate taxes and insurance	900	2,105	(1,205)	N/M
Property management fees (2)	167	278	(111)	-39.9%
Property general and administrative expenses (5)	178	274	(96)	-35.0%

Non-Same Store operating expenses	2,974	5,073	(2,099)	-41.4%

Total operating expenses	26,692	28,317	(1,625)	-5.7%

Operating income
Same Store
Miscellaneous income	286	585	(299)	-51.1%
Non-Same Store
Miscellaneous income	5	160	(155)	N/M

Total operating income	291	745	(454)	-60.9%

NOI
Same Store	39,060	37,392	1,668	4.5%
Non-Same Store	3,102	4,385	(1,283)	-29.3%

Total NOI (6)	$42,162	$41,777	$385	0.9%

(1)	For the three months ended December 31, 2023 and 2022, excludes approximately $(865,000) and $52,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of a noncontrolling limited partner of the OP.
(3)

For the three months ended December 31, 2023 and 2022, excludes approximately $826,000 and $1,048,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended December 31, 2023 and 2022, excludes approximately $(17,000) and $404,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the three months ended December 31, 2023 and 2022, excludes approximately $179,000 and $143,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2023 and 2022 (dollars in thousands, except for per unit data):

	Q4 2023	Q4 2022	% Change
Same Store Total Units	12,940	12,903
Same Store Occupied Units	12,259	12,143
Same Store Ending Occupancy	94.7%	94.1%	0.6%
Same Store Average Rent per Unit	$1,516	$1,513	0.2%

Same Store Revenues
Same Store Rental Income	$61,083	$58,830	3.8%
Same Store Other Income	1,409	1,221	15.4%

Total Same Store Revenues	62,492	60,051	4.1%

Same Store Operating Expenses
Payroll	4,852	4,943	-1.8%
Repairs & Maintenance	5,299	5,028	5.4%
Utilities	2,760	2,639	4.6%
Real Estate Taxes	6,326	6,276	0.8%
Insurance	1,435	1,382	3.8%
Property Management Fees	1,813	1,729	4.9%
Office Operations	886	929	-4.6%
Marketing	347	318	9.1%

Total Same Store Operating Expenses	23,718	23,244	2.0%

Same Store Operating Income
Miscellaneous income	286	585	N/M

Total Same Store Operating Income	286	585	N/M

Q4 Same Store NOI	$39,060	$37,392	4.5%

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the years ended December 31, 2023, 2022 and 2021 and for the three months ended December 31, 2023 and 2022 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2023	2022	2021	2023	2022
Net income (loss)		$44,433	$(9,291)	$23,106	$18,421	$3,802
Depreciation and amortization		95,186	97,648	86,878	24,251	23,158
Gain on sales of real estate		(67,926)	(14,684)	(46,214)	(24,836)	(14,684)
Adjustment for noncontrolling interests		(273)	(276)	(191)	(68)	(48)

FFO attributable to common stockholders		71,420	73,397	63,579	17,768	12,228

FFO per share - basic		$2.78	$2.87	$2.53	$0.69	$0.48

FFO per share - diluted		$2.72	$2.81	$2.47	$0.68	$0.47

Loss on extinguishment of debt and modification costs		2,409	8,734	912	316	8,734
Casualty-related expenses/(recoveries)		(2,214)	1,119	(199)	(882)	456
Casualty losses (gains)		856	(2,506)	(2,595)	(124)	(2,149)
Gain on forfeited deposits		(250)	—	—	—	—
Amortization of deferred financing costs - acquisition term notes		1,321	1,083	737	330	297
Adjustment for noncontrolling interests		(8)	(31)	4	1	(28)

Core FFO attributable to common stockholders		73,534	81,796	62,438	17,409	19,538

Core FFO per share - basic		$2.87	$3.19	$2.48	$0.68	$0.76

Core FFO per share - diluted		$2.80	$3.13	$2.42	$0.66	$0.75

Amortization of deferred financing costs - long term debt		1,624	1,696	1,460	402	449
Equity-based compensation expense		9,287	7,911	6,997	2,332	2,005
Adjustment for noncontrolling interests		(41)	(37)	(25)	(11)	(10)

AFFO attributable to common stockholders		84,404	91,366	70,870	20,132	21,982

AFFO per share - basic		$3.29	$3.57	$2.82	$0.78	$0.86

AFFO per share - diluted		$3.22	$3.49	$2.75	$0.77	$0.84

Weighted average common shares outstanding - basic		25,654	25,610	25,170	25,674	25,549

Weighted average common shares outstanding - diluted	(1)	26,245	26,151	25,760	26,298	26,077

Dividends declared per common share		$1.72242	$1.56	$1.40375	$0.46242	$0.42

Net income (loss) Coverage - diluted	(2)	0.98x	-0.23x	0.63x	1.51x	0.36x
FFO Coverage - diluted	(2)	1.58x	1.80x	1.76x	1.46x	1.12x
Core FFO Coverage - diluted	(2)	1.63x	2.01x	1.73x	1.43x	1.78x
AFFO Coverage - diluted	(2)	1.87x	2.24x	1.96x	1.66x	2.01x

(1)	The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(2)	Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	FY 2023	FY 2022	% Change	Q4 2023	Q4 2022	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$143,400	-100.0%	$—	$—	N/A

Capitalized Rehab Expenditures
Interior	25,505	26,229	-2.8%	3,606	8,645	N/M
Exterior and common area	11,730	9,957	17.8%	1,360	3,083	N/M

Capitalized Maintenance Expenditures
Recurring	10,858	11,699	-7.2%	1,356	2,720	N/M
Non-Recurring	7,915	7,509	5.4%	1,274	2,131	-40.2%

Total Capital Expenditures	$56,007	$198,794	-71.8%	$7,597	$16,579	N/M

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change%	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	158	1,221	$1,436	$10,346	17.6%	24.9%
Arbors on Forest Ridge	210	180	814	916	4,388	12.6%	27.9%
Atera Apartments	380	233	1,207	1,356	3,420	12.4%	52.5%
Avant at Pembroke Pines	1,520	624	1,838	2,090	17,453	13.8%	17.4%
Bella Solara	320	129	1,284	1,446	11,232	12.6%	17.3%
Bella Vista	248	204	1,466	1,608	10,516	9.7%	16.2%
Bloom	528	160	1,241	1,405	14,199	13.2%	13.8%
Brandywine I & II	632	552	1,034	1,218	10,755	17.9%	20.6%
Courtney Cove	324	300	1,000	1,113	4,974	11.3%	27.1%
Creekside at Matthews	240	83	1,316	1,517	12,455	15.3%	19.4%
Cutter’s Point	196	158	1,004	1,133	6,732	12.9%	23.0%
Estates on Maryland	330	109	1,285	1,474	13,332	14.7%	17.0%
Fairways at San Marcos	352	145	1,508	1,699	13,665	12.7%	16.8%
High House at Cary	302	115	1,331	1,602	13,517	20.4%	24.1%
Madera Point	256	261	871	983	4,535	12.8%	29.5%
Parc500	217	219	1,307	1,497	14,668	14.5%	15.5%
Radbourne Lake	225	381	1,079	1,150	2,841	6.6%	29.9%
Residences at Glenview Reserve	360	252	1,116	1,334	13,431	19.6%	19.5%
Residences at West Place	342	156	1,504	1,710	11,892	13.7%	20.8%
Rockledge Apartments	708	470	1,237	1,444	11,091	16.7%	22.4%
Sabal Palm at Lake Buena Vista	400	94	1,634	1,871	12,984	14.5%	21.9%
Seasons 704 Apartments	222	232	1,228	1,371	7,836	11.6%	21.8%
Six Forks Station	323	134	1,145	1,435	12,784	25.4%	27.2%
Summers Landing	196	56	1,092	1,316	11,075	20.6%	24.3%
Summit at Sabal Park	252	239	1,004	1,105	5,854	10.1%	20.8%
The Adair	232	124	1,742	2,029	11,855	16.5%	29.0%
The Cornerstone	430	514	1,060	1,154	4,905	8.9%	23.0%
The Enclave	204	172	1,468	1,654	10,392	12.7%	21.5%
The Heritage	204	177	1,406	1,540	9,609	9.6%	16.8%
The Preserve at Terrell Mill	752	781	898	1,079	11,376	20.1%	19.0%
The Verandas at Lake Norman	264	90	1,354	1,571	11,041	16.1%	23.7%
The Venue on Camelback	415	280	776	1,028	10,269	32.4%	29.4%
Torreyana Apartments	316	56	1,477	1,609	13,435	9.0%	11.9%
Venue at 8651	333	298	822	933	6,982	13.5%	19.1%
Versailles	388	316	817	921	6,164	12.7%	20.2%
Versailles II	242	82	903	1,038	5,632	15.0%	28.9%

Total/Weighted Average	13,209	8,534	$1,164	$1,333	$9,715	14.5%	20.9%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2023.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2023.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	313	$858	$50	69.7%
Arbors on Forest Ridge	210	130	770	42	64.7%
Atera Apartments	380	368	812	40	59.7%
Avant at Pembroke Pines	1,520	352	1,382	49	42.3%
Brandywine I & II	632	189	1,033	71	81.9%
Creekside at Matthews	240	190	1,084	45	49.8%
Cutter’s Point	196	141	756	46	72.9%
Estates on Maryland	330	19	1,083	35	38.8%
Madera Point	256	157	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	620	819	40	58.6%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Six Forks Station	323	196	1,087	55	60.7%
Summers Landing	196	97	833	50	72.0%
Summit at Sabal Park	252	249	994	40	48.3%
The Adair	232	11	1,083	84	92.8%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	150	1,083	55	60.9%
Venue at 8651	333	260	766	47	72.9%
Versailles	388	306	868	50	68.4%
Versailles II	242	138	885	28	38.4%

Total/Weighted Average	8,103	4,761	$907	$49	64.7%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through December 31, 2023.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through December 31, 2023.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Solara	320	320	820	35	39.5%
Bella Vista	248	248	970	40	39.3%
Bloom	528	528	901	40	42.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter’s Point	196	196	1,400	45	31.3%
Estates on Maryland	330	330	913	45	48.0%
Fairways of San Marcos	352	352	901	40	42.3%
Hight House at Cary	302	302	899	65	74.1%
Madera Point	256	256	1,283	45	34.1%
Old Farm	734	734	928	45	47.2%
Radbourne Lake	225	225	630	35	51.4%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Rockledge Apartments	708	708	942	35	34.4%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Six Forks Station	323	323	844	35	38.4%
Stone Creek at Old Farm	190	190	909	45	48.2%
Summers Landing	196	196	1,449	45	30.2%
The Adair	232	232	913	45	48.0%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Venue on Camelback Apartments	415	415	808	30	33.0%
The Verandas at Lake Norman	264	264	954	65	69.8%
Torreyana Apartments	316	316	900	35	36.0%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%

Total/Weighted Average	12,348	12,348	$1,093	$43	37.8%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Residences at West Place	342	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD

Total/Weighted Average Planned	1,568	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through December 31, 2023.
(3)	Inclusive of all smart home technology package upgrades completed and leased through December 31, 2023.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2023 (dollars in thousands):

Operating Properties		Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Arbors on Forest Ridge		Floating	120	$19,184	6.89%	12/1/2032
Cutter’s Point		Floating	120	21,524	6.89%	12/1/2032
The Summit at Sabal Park		Floating	120	30,826	6.89%	12/1/2032
Courtney Cove		Floating	120	36,146	6.89%	12/1/2032
The Preserve at Terrell Mill		Floating	120	71,098	6.89%	12/1/2032
Versailles		Floating	120	40,247	6.89%	12/1/2032
Seasons 704 Apartments		Floating	120	33,132	6.89%	12/1/2032
Madera Point		Floating	120	34,457	6.89%	12/1/2032
Venue at 8651		Floating	120	18,690	6.89%	12/1/2032
The Venue on Camelback		Floating	120	42,788	7.52%	2/1/2033
Sabal Palm at Lake Buena Vista		Floating	84	42,100	6.76%	9/1/2025
Cornerstone		Floating	120	46,804	7.43%	12/1/2032
Parc500		Floating	120	29,416	6.89%	12/1/2032
Rockledge Apartments		Floating	120	93,129	6.89%	12/1/2032
Atera Apartments		Floating	120	46,198	6.89%	12/1/2032
Versailles II		Floating	84	12,061	6.64%	10/1/2025
Brandywine I & II		Floating	84	43,835	6.64%	10/1/2025
Bella Vista		Floating	84	29,040	6.78%	2/1/2026
The Enclave		Floating	84	25,322	6.78%	2/1/2026
The Heritage		Floating	84	24,625	6.78%	2/1/2026
Summers Landing	(2)	Floating	84	10,109	6.64%	10/1/2025
Residences at Glenview Reserve	(2)	Floating	84	25,574	6.90%	10/1/2025
Residences at West Place	(2)	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines		Floating	84	177,101	6.89%	9/1/2026
Arbors of Brentwood		Floating	84	34,237	6.89%	10/1/2026
Torreyana Apartments		Floating	120	50,580	6.89%	12/1/2032
Bloom		Floating	120	59,830	6.89%	12/1/2032
Bella Solara		Floating	120	40,328	6.89%	12/1/2032
Fairways at San Marcos		Floating	120	60,228	6.89%	12/1/2032
The Verandas at Lake Norman		Floating	84	34,925	7.19%	7/1/2028
Creekside at Matthews		Floating	120	29,648	6.89%	12/1/2032
Six Forks Station		Floating	120	41,180	7.06%	10/1/2031
High House at Cary		Floating	84	46,625	7.35%	1/1/2029
The Adair		Floating	84	35,115	7.31%	4/1/2029
Estates on Maryland		Floating	84	43,157	7.31%	4/1/2029

				$1,463,076
Fair market value adjustment				503 (3)
Deferred financing costs, net of accumulated amortization of $3,763				(9,792)

				$1,453,787

Held For Sale Properties
Old Farm		Floating	84	$52,886	7.14%	7/1/2024
Stone Creek at Old Farm		Floating	84	15,274	7.14%	7/1/2024
Radbourne Lake		Floating	84	20,000	6.75%	10/1/2025

				$88,160
Deferred financing costs, net of accumulated amortization of $827				(116)

				$88,044

(1)

Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. The reference rates used in our portfolio is 30-Day Average Secured Overnight Financing Rate (“SOFR”). Loans that transitioned from LIBOR to SOFR include a 0.11448% adjustment to SOFR for the all-in rate. As of December 31, 2023, SOFR was 5.344%.

(2)	Debt was assumed upon acquisition of this property and recorded at approximated fair value.
(3)

The Company reflected a valuation adjustment on its fixed rate debt for Residences at West Place to adjust it to fair market value on their respective dates of acquisition for the difference between the fair value and the assumed principal amount of debt. The difference is amortized into interest expense over the remaining terms of the mortgages.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of December 31, 2023 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Available Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$24,000	$326,000	7.60%	6/30/2025
Deferred financing costs, net of accumulated amortization of $2,250			(757)

			$23,243

(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of December 31, 2023 was 5.355%.

Interest Rate Swap Agreements

As of December 31, 2023, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2019	June 1, 2024	KeyBank	$50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%

			$1,167,500	1.0682	%(2)

(1)	The floating rate option for the interest rate swaps is Adjusted SOFR. As of December 31, 2023, Adjusted SOFR was 5.459%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swaps is Adjusted SOFR. As of December 31, 2023, Adjusted SOFR was 5.459%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Cap Agreements

As of December 31, 2023, the Company had the following interest rate caps outstanding that are not designated as cash flow hedges of interest rate risk (dollars in thousands):

Properties	Type	Maturity Date	Notional	Strike Rate
Residences at Glenview Reserve	Floating	10/1/2024	$25,645	4.81%	(1)
Timber Creek	Floating	10/1/2024	24,100	4.99%	(1)
Brandywine I & II	Floating	10/1/2024	43,835	6.82%
Radbourne Lake	Floating	10/1/2024	20,000	6.46%
Summers Landing	Floating	10/1/2024	10,109	6.07%
Versailles II	Floating	10/1/2024	12,061	6.82%
The Verandas at Lake Norman	Floating	7/1/2024	34,925	3.40%	(1)
Creekside at Matthews	Floating	7/1/2024	31,900	4.40%	(1)
Six Forks Station	Floating	10/1/2024	41,180	4.00%	(1)
High House at Cary	Floating	1/1/2025	46,625	2.74%	(1)
Estates on Maryland	Floating	4/1/2025	43,157	3.91%	(1)
The Adair	Floating	4/1/2025	35,115	3.91%	(1)
Rockledge Apartments	Floating	12/1/2025	93,129	6.45%
The Preserve at Terrell Mill	Floating	12/1/2025	71,098	6.45%
Fairways at San Marcos	Floating	12/1/2025	60,228	6.70%
Bloom	Floating	12/1/2025	59,830	6.70%
Atera Apartments	Floating	12/1/2025	46,198	6.45%
Silverbrook	Floating	12/1/2025	46,088	6.45%
Torreyana Apartments	Floating	12/1/2025	50,580	6.70%
Cornerstone	Floating	12/1/2025	46,804	6.66%
Versailles	Floating	12/1/2025	40,247	6.45%
Bella Solara	Floating	12/1/2025	40,328	6.70%
Courtney Cove	Floating	12/1/2025	36,146	6.70%
Madera Point	Floating	12/1/2025	34,457	6.70%
Creekside at Matthews	Floating	12/1/2025	29,648	6.45%
Parc500	Floating	12/1/2025	29,416	6.45%
Seasons 704 Apartments	Floating	12/1/2025	33,132	6.70%
The Summit at Sabal Park	Floating	12/1/2025	30,826	6.70%
Cutter’s Point	Floating	12/1/2025	21,524	6.45%
Venue at 8651	Floating	12/1/2025	18,690	6.45%
The Heritage	Floating	2/1/2024	24,625	5.18%	(1)
The Enclave	Floating	2/1/2024	25,322	5.18%	(1)
Bella Vista	Floating	2/1/2024	29,040	5.18%	(1)
Sabal Palm at Lake Buena Vista	Floating	9/1/2024	42,100	6.20%
Arbors on Forest Ridge	Floating	12/1/2025	19,184	6.70%
Venue on Camelback	Floating	2/1/2026	42,788	6.07%

			$1,340,080	5.90%

(1)	As of December 31, 2023, these properties have rate caps that are below the 30-Day Average SOFR rate of 5.344%.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2023 for the next five calendar years subsequent to December 31, 2023 and thereafter. We used the applicable reference rate as of December 31, 2023 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)

		Total	2024	2025	2026	2027	2028	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,463,076	$292	$133,388	$290,324	$—	$80,641	$958,431
Interest expense	(1)	538,777	52,170	61,158	59,280	72,975	71,072	222,122

Total		$2,001,853	$52,462	$194,546	$349,604	$72,975	$151,713	$1,180,553

Held For Sale Properties Mortgage Debt
Principal payments		$88,160	$68,160	$20,000	$—	$—	$—	$—
Interest expense		4,784	3,778	1,006	—	—	—	—

Total		$92,944	$71,938	$21,006	$—	$—	$—	$—

Credit Facility
Principal payments		$24,000	$—	$24,000	$—	$—	$—	$—
Interest expense		2,770	1,857	913	—	—	—	—

Total		$26,770	$1,857	$24,913	$—	$—	$—	$—

Total contractual obligations and commitments		$2,121,567	$126,257	$240,465	$349,604	$72,975	$151,713	$1,180,553

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2023, we had entered into 10 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used Adjusted SOFR as of December 31, 2023 to determine our expected settlements through the terms of the interest rate swaps.

(1)

As of December 31, 2023, we had total indebtedness of $1.6 billion at an adjusted weighted average interest rate of 6.91%, of which $1.5 billion was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $1.2 billion, or 77%, of our $1.5 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.0682% for Adjusted SOFR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of December 31, 2023, which effectively fix the interest rate on $1.2 billion of our floating rate mortgage debt outstanding.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)

Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter’s Point	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,366	88,846	252,403
The Verandas at Lake Norman	Charlotte, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Charlotte, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
Hudson High House	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109

Total/Weighted Average		14,133		$2,165,280	$165,850	$2,331,130	$164,942

(1)	Only includes properties owned as of December 31, 2023.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 33

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)

Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Hollister Place	Houston, TX	260	24,500	36,750	141,346	12/29/2022	36,455	14,684
Silverbrook	Grand Prairie, TX	642	30,400	70,000	109,034	9/22/2023	69,431	43,107
Timber Creek	Charlotte, NC	352	22,750	49,000	139,205	12/13/2023	48,348	24,819

Total/Weighted Average		9,637	$642,744	$1,070,925	$111,126		$1,057,184	$443,693

(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 34

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of : (a) depreciation and amortization expenses and (b) gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) gain on forfeited deposits, (8) equity in earnings from affiliate and (9) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), casualty-related expenses/and recoveries and gains (losses), gain on forfeited deposits, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO in order to arrive at a more refined measure of the operating performance of our portfolio. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 35

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2023	FY 2022	FY 2021
Total mortgage debt	$1,551,236	$1,607,028	$1,281,146
Credit facilities	24,000	74,500	280,000

Total Debt	1,575,236	1,681,528	1,561,146

Adjustments to arrive at net debt:
Cash and cash equivalents	(12,367)	(16,762)	(49,450)
Restricted cash held for value-add upgrades and green improvements	(2,929)	(11,894)	(11,875)

Net Debt	$1,559,940	$1,652,872	$1,499,821

Enterprise Value (1)	$2,443,940	$2,764,872	$3,637,821
Leverage Ratio	64%	60%	41%

(1)	Enterprise Value is calculated as Market Capitalization as of December 31, 2023 plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our 2024 NOI guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2024 and for the three months ended March 31, 2024 (in thousands):

		For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2024
		Mid-Point (1)	Mid-Point (1)
Net income		$18,524	$22,434
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,675	1,908
Corporate general and administrative expenses		18,135	4,128
Property general and administrative expenses	(2)	4,818	1,206
Depreciation and amortization		99,126	25,767
Interest expense		57,140	14,670
Loss on extinguishment of debt and modification costs		805	550
Equity in earnings of affiliate		(240)	(60)
Gain on sales of real estate		(49,427)	(30,243)

NOI	(3)	$156,556	$40,360

Less Non-Same Store
Revenues	(4)	(7,016)
Operating expenses	(4)	3,194

Same Store NOI	(4)	$152,734

(1)

Mid-Point estimates shown for full year and first quarter 2024 guidance. Assumptions made for full year and first quarter 2024 NOI guidance include the Same Store operating growth projections included in the “2024 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	FY 2024 NOI Guidance considers the forecast dispositions of Old Farm, Stone Creek at Old Farm and Radbourne Lake, and considers a commensurate volume of capital recycling.
(4)	Year-over-year growth for the Full Year 2024 pro forma Same Store pool (35 properties).

NXRT.NEXPOINT.COM	Page 36

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2024 (in thousands, except per share data):

For the Year Ended December 31, 2024
Mid-Point
Net income	$18,524
Depreciation and amortization	99,126
Gain on sales of real estate	(49,427)
Adjustment for noncontrolling interests	(297)

FFO attributable to common stockholders	67,926

FFO per share - diluted (1)	$2.66

Loss on extinguishment of debt and modification costs	805
Amortization of deferred financing costs - acquisition term notes	872
Adjustment for noncontrolling interests	(3)

Core FFO attributable to common stockholders	69,600

Core FFO per share - diluted (1)	$2.72

Amortization of deferred financing costs - long term debt	1,656
Equity-based compensation expense	10,395
Adjustment for noncontrolling interests	(48)

AFFO attributable to common stockholders	81,603

AFFO per share - diluted (1)	$3.19

Weighted average common shares outstanding - diluted	25,559

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.6 million for the full year 2024.

The following table reconciles our NOI to our net income (loss) for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2020	2019	2018	2017	2016	2015
Net income (loss)	$44,150	$99,438	$(1,614)	$56,359	$25,888	$(10,992)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,670	7,500	7,474	7,419	6,802	5,565
Corporate general and administrative expenses	10,035	9,613	7,808	6,275	4,014	2,455
Casualty-related expenses/(recoveries)	789	(34)	(663)	(287)	151	25
Casualty losses	(5,886)	3,488	—	—	—	—
Property general and administrative expenses	2,400	1,939	1,294	1,130	879	1,109
Depreciation and amortization	82,411	69,086	47,470	48,752	35,643	40,801
Interest expense	44,753	37,385	28,572	29,576	20,167	17,817
Loss on extinguishment of debt and modification costs	1,470	2,869	3,576	5,719	1,722	652
Gain on sales of real estate	(69,151)	(127,684)	(13,742)	(78,365)	(25,932)	—
Acquisition costs	—	—	—	—	386	2,975

NOI	$118,641	$103,600	$80,175	$76,578	$69,720	$60,407

NXRT.NEXPOINT.COM	Page 37

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO to our net income (loss) for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2020	2019	2018	2017	2016	2015
Net income (loss)	$44,150	$99,438	$(1,614)	$56,359	$25,888	$(10,992)
Depreciation and amortization	82,411	69,086	47,470	48,752	35,643	40,801
Gain on sales of real estate	(69,151)	(127,684)	(13,742)	(78,365)	(25,932)	—
Adjustment for noncontrolling interests	(172)	(122)	(96)	(1,695)	(4,583)	(4,170)

FFO attributable to common stockholders	57,238	40,718	32,018	25,051	31,016	25,639

FFO per share - basic	$2.32	$1.69	$1.51	$1.19	$1.46	$1.20

FFO per share - diluted	$2.27	$1.66	$1.48	$1.17	$1.46	$1.20

Acquisition costs	1,470	2,869	—	—	386	2,975
Loss on extinguishment of debt and modification costs	790	(34)	3,576	5,719	1,722	652
Casualty-related expenses/(recoveries)	(5,886)	3,488	(663)	—	—	—
Change in fair value on derivative instruments - ineffective portion	510	—	—	(309)	(1,683)	—
Amortization of deferred financing costs - acquisition term notes	1,384	553	159	403	—	—
Adjustment for noncontrolling interests	6	(21)	(9)	(429)	(94)	(322)

Core FFO attributable to common stockholders	55,512	47,573	35,081	30,435	31,347	28,944

Core FFO per share - basic	$2.25	$1.97	$1.66	$1.45	$1.48	$1.36

Core FFO per share - diluted	$2.20	$1.93	$1.62	$1.42	$1.47	$1.36

Amortization of deferred financing costs - long term debt	1,453	1,530	1,491	1,592	1,423	1,081
Equity-based compensation expense	5,504	5,130	4,198	3,108	825	—
Adjustment for noncontrolling interests	(21)	(20)	(17)	(76)	(140)	(92)

AFFO attributable to common stockholders	62,448	54,213	40,753	35,059	33,455	29,933

AFFO per share - basic	$2.53	$2.25	$1.92	$1.66	$1.58	$1.41

AFFO per share - diluted	$2.47	$2.20	$1.88	$1.64	$1.57	$1.41

Weighted average common shares outstanding - basic	24,715	24,116	21,189	21,057	21,232	21,294

Weighted average common shares outstanding - diluted	25,234	24,593	21,667	21,399	21,314	21,294

NXRT.NEXPOINT.COM	Page 38